FOR IMMEDIATE RELEASE

RidgeStone Financial Services, Inc.
13925 W. North Avenue
Brookfield, Wisconsin 53005
Telephone:  (262) 789-1011
Contact:  Paul E. Menzel, President



                         RIDGESTONE FINANCIAL REPORTS A
            156% INCREASE IN NET INCOME FOR THE FIRST QUARTER OF 2003



Brookfield, Wisconsin, April 22, 2003 - RidgeStone Financial Services, Inc. (OTC: RFSV) reported a 156% increase in after-tax net income to $198,032 for the first quarter of 2003 compared with after-tax net income of $77,297 for the same period of the prior year. Diluted earnings per share increased to $.21 in the first quarter of 2003 as compared to $.09 per share for the same period of 2002.

Net interest income before provision for loan losses for the first quarter of 2003 increased over the same period last year by $228,613 or 35% to $880,241. Net interest margin for the quarter ended March 31, 2003 was 4.56% compared to 3.94% for the same period last year.

Noninterest income increased by $88,595 or 70% to $215,769 for the three months ended March 31, 2003, compared to $127,174 for the same period in the prior year. For the three months ended March 31, 2003, gains on sales of loans related to long-term mortgage loans sold in the secondary market was the primary factor for the increase over the prior period.

Noninterest expenses increased by 20% to $759,290 for the three months ended March 31, 2003 when compared to the corresponding period in the prior year. The increase in expenses for the three months ended March 31, 2003 is attributable primarily to an increase in personnel expense and general operating expenses.

Assets grew by $3.8 million or 4% to $89.8 million at March 31, 2003 compared to $86.0 million at December 31, 2002. Gross loans outstanding were $76.1 million at March 31, 2003 compared to $74.0 million at December 31, 2002.

Book value was $8.86 per share as of March 31, 2003 compared to $8.15 per share for the same period last year.

Paul E. Menzel, President of the Company, stated "The continued improvement in the Company's overall financial performance reflects management's efforts to execute the key strategies relating to the Company's long-term objectives. This is evidenced by improvement in the net interest margin, non-interest income, and growth in loans."

FOR IMMEDIATE RELEASE

RidgeStone Financial Services, Inc.
13925 W. North Avenue
Brookfield, Wisconsin 53005
Telephone:  (262) 789-1011
Contact:  Paul E. Menzel, President



RidgeStone Financial Services, Inc. is a bank holding company in Brookfield, Wisconsin. The Company is the parent company of RidgeStone Bank, a community bank with two locations. The Company's stock is traded in the over-the-counter market and quoted on the OTC Bulletin Board under the symbol RFSV.

Note Regarding Forward-Looking Statements
-----------------------------------------
Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company "believes," "anticipates," "expects," or other words of similar import. Similarly, statements that describe the Company's future plans, objectives, goals, and performance or operating expectations are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those contemplated in the forward-looking statements. Such risks include, among others: interest rate trends, the general economic climate in the Company's market area, loan delinquency rates, and legislative enactments or regulatory changes which adversely affect the business of the Company and/or RidgeStone Bank. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements. The forward-looking statements included herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                     Ridgestone Financial Services, Inc.
                                         Consolidated Balance Sheets
                                                    (unaudited)

                                                                             March 31,                  December 31,
                                                                             2003                       2002
                                                                             -----------------------    -------------------------
Assets
Cash and due from banks                                                                  $4,145,560                   $4,431,478
Federal funds sold                                                                                0                            0

                                                                             -----------------------    -------------------------
                  Cash and equivalents                                                    4,145,560                    4,431,478
                                                                             -----------------------    -------------------------


Interest bearing deposits                                                                    87,991                       87,427
Investments-available for sale                                                              116,500                      138,460
Loans                                                                                    76,082,904                   73,986,942
Less: allowance for loan losses                                                            (766,118)                    (736,118)
                                                                             -----------------------    -------------------------
Net loans                                                                                75,316,786                   73,250,824
                                                                             -----------------------    -------------------------
Mortgage loans held for sale                                                              3,819,500                    2,160,021
Office building and equipment, net                                                        2,490,131                    2,488,735
Accrued interest receivable and other assets                                              3,863,741                    3,410,076


                                                                             -----------------------    -------------------------
Total Assets                                                                            $89,840,209                  $85,967,021
                                                                             =======================    =========================


Liabilities
Deposits:         Demand                                                                $17,361,203                  $14,352,801
                  Savings and NOW                                                        25,999,506                   29,680,304
                  Other Time                                                             29,398,458                   27,152,835
                                                                             -----------------------    -------------------------
Total deposits                                                                           72,759,167                   71,185,940
Borrowed funds                                                                            7,562,000                    5,612,000
Accrued interest payable and other liabilities                                            1,742,058                    1,568,170
                                                                             -----------------------    -------------------------
Total Liabilities                                                                        82,063,225                   78,366,110

Stockholders' equity
                  Common stock                                                            8,423,619                    8,423,619
                  Accumulated deficit                                                      (609,432)                    (807,465)
                  Accumulated other comprehensive loss                                      (37,203)                     (15,243)
                                                                             -----------------------    -------------------------
Total stockholders' equity                                                                7,776,984                    7,600,911
                                                                             -----------------------    -------------------------


                                                                             -----------------------    -------------------------
Total Liabilities & Stockholders' Equity                                                $89,840,209                  $85,967,021
                                                                             =======================    =========================

                                     Ridgestone Financial Services, Inc.
                                     Consolidated Statements of Income
                                               (unaudited)


                                                                               Three Months Ended March 31,
                                                                             2003                       2002
                                                                             -----------------------    -------------------------

Total interest income                                                                    $1,259,220                   $1,063,364
Total interest expense                                                                      378,979                      411,736
                                                                             -----------------------    -------------------------

Net interest income before provision for loan losses                                        880,241                      651,628
Provision for loan losses                                                                    30,000                       35,000
                                                                             -----------------------    -------------------------
Net interest income after provision for loan losses                                         850,241                      616,628



Total non interest income                                                                   215,769                      127,174
Total non interest expense                                                                  759,290                      635,205
                                                                             -----------------------    -------------------------


Income before income taxes                                                                  306,720                      108,597


Provision for income taxes                                                                  108,688                       31,300
                                                                             -----------------------    -------------------------

Net income                                                                                 $198,032                      $77,297
                                                                             =======================    =========================






Earnings per share:
                  Basic                                                                       $0.23                        $0.09
                  Diluted                                                                     $0.21                        $0.09

Book value                                                                                    $8.86                        $8.15